UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2005

ORBITAL SCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14279	06-1209561

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21839 Atlantic Boulevard, Dulles, Virginia 20166
(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 406-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     As of June 24, 2005, the Board of Directors of Orbital Sciences Corporation (the “Company”) elected Ronald T. Kadish, Lt. General (United States Air Force, retired), to serve as a director of the Company, filling a newly-created vacancy in the class of directors whose term expires at the Company’s 2007 annual meeting of stockholders. The election of General Kadish increases the size of the Board from thirteen to fourteen. General Kadish has not been appointed to any committee of the Board at this time; however, the Company expects that General Kadish will be appointed to one or more Board committees in the future. There are no arrangements or understandings between General Kadish and any other persons pursuant to which General Kadish was selected as a director of the Company.

     A copy of the press release announcing the election of General Kadish as director is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(c)     Exhibits

99.1     Press Release dated June 30, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION (Registrant)
Date: June 30, 2005	By:	/s/ David W. Thompson
David W. Thompson
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 30, 2005